Exhibit 10.2

PERSONAL AND CONFIDENTIAL

April     , 2009

[Employee’s Name]

[Home Street Address]

[Home City, State, Zip Code]

Dear [Name]:

Due to current economic and business conditions, Pacer International, Inc. (together with its successors and assigns, the “Company”), and its subsidiaries are instituting salary reductions for all employees. In consideration of your continued employment with the Company or its subsidiary, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and you, by your signature and acceptance below, hereby agree as follows:

1.	You have signed an Employment Agreement with the Company or one of its subsidiaries dated [date] (as amended and currently in effect, the “Employment Agreement”) and you are a participant in the special management retention program described in a letter agreement dated [date] (the “CIC Letter”) providing for enhanced severance benefits upon termination of employment under specified circumstances within 18 months after a Change in Control (as defined in Exhibit A to the CIC Letter).

2.	Effective April 12, 2008, your then current annual base salary of $[X] (the “Pre-reduction Base Salary”) was reduced by 10% to $[Z]. This salary reduction will remain in effect until further notice.

3.	If your employment is terminated by the Company or one of its subsidiaries without cause (as defined in your Employment Agreement) after the date of this letter, any continued base salary payments during the “Severance Period” under your Employment Agreement will be calculated using your Pre-reduction Base Salary or, if greater, your base salary in effect at the time of the termination of your employment.

4.	The enhanced severance benefit payable to you under the CIC Letter will be calculated based on the greatest of the following: (1) your base salary in effect immediately prior to the Change in Control; (2) your base salary at the time of the termination of your employment; or (3) your Pre-Reduction Base Salary. The limitation under the CIC Letter which caps the enhanced severance benefits to two times your annual base salary will likewise be calculated based upon the greatest of the foregoing amounts specified in clauses (1), (2) and (3) in the immediately preceding sentence.

Pacer International, Inc., Legal Department

One Independent Drive, Suite 1250, Jacksonville, FL 32202 ¿ Tel 904-485-1000 ¿ Fax 904-485-1019

[Employee’s Name]

April __, 2009

5.	This letter describes special arrangements that are not available to all Company employees. You covenant and agree to keep the existence and terms of this letter in the strictest confidence, consistent with the restrictions on disclosure set forth in the Employment Agreement and the CIC Letter. You acknowledge and agree that your failure to observe, or your breach of this covenant and agreement, will cause the Company and its subsidiaries irreparable harm, and in such case the terms and provisions of paragraphs 3 and 4 above will be null and void in addition to all other rights and remedies available to the Company for such failure or breach.

6.	Except as expressly provided in this letter, the terms of your Employment Agreement and CIC Letter shall remain in full force and effect in accordance with their respective terms and provisions.

7.	This letter may be signed in two or more counterparts, and each such counterpart shall be an original instrument, but all such counterparts taken together shall be considered one and the same agreement, effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. Any signed counterpart delivered by facsimile, email or similar electronic means shall be deemed for all purposes to constitute such party’s good and valid execution and delivery of this letter.

Please indicate your acknowledgement and acceptance of, and agreement with, the terms of this letter by signing and printing your name and dating the enclosed copy of this letter in the spaces provided below and returning it no later than Friday, April 24, 2009, to undersigned c/o the Pacer Legal Department in Jacksonville, Florida, by facsimile to 904-485-1019, followed by your original signed copy by mail to the address appearing in the letterhead of this letter.

Sincerely,

Karen Rice
Vice President, Human Resources

Acknowledged, Accepted And Agreed To:

Signature:

Print Name:

Date:

Pacer International, Inc., Legal Department

One Independent Drive, Suite 1250, Jacksonville, FL 32202 ¿ Tel 904-485-1000 ¿ Fax 904-485-1019